Exhibit 10.1

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT OF ARNOLD B. ZETCHER

THIS AMENDMENT NO. 3 (this “Amendment”), dated as of September 28, 2006, to the Employment Agreement dated October 22, 1993 and as amended as of May 11, 1994 and as of May 25, 2005 (the “Employment Agreement”), by and between The Talbots, Inc., a Delaware corporation (the “Company”), and Arnold B. Zetcher (the “Executive”).

WHEREAS, the parties wish to amend the Employment Agreement to incorporate changes to the terms and conditions thereof to which they have agreed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

1.            Capitalized terms in this Amendment No. 3 are to have the meaning defined in the Employment Agreement.

2.            Paragraph 3 of the Employment Agreement is amended by deleting paragraph (D), and inserting the following new paragraph (D):

(D) 2003 Executive Stock Based Incentive Plan

(i) Fiscal Year 2007 Awards. The Company acknowledges, and the Executive understands, that the Company currently intends to make awards in the Company’s fiscal year 2007 to the Company’s senior executives of Performance Accelerated Restricted Stock (the “PARS”) and non-qualified options to purchase shares of the Company’s Common Stock (the “Options”). The Company agrees that if it makes such awards, the Executive shall receive awards that shall be consistent with the Company’s past practice in granting awards of PARS and Options to the Executive. Except as provided below, any awards of PARS and Options the Executive receives pursuant to this paragraph 3(D)(i) shall be subject, respectively, to the terms and conditions of a Restricted Stock Agreement and a Nonqualified Stock Option Agreement (the “Option Agreement”) between the Company and the Executive. In addition, if Executive’s employment is terminated on or before March 31, 2008 for any reason other than:

(a)	by the Company pursuant to paragraphs 6(C) or 6(D) below; or
(b)	by the Executive without Good Reason (as such term is defined in paragraph 6(H) below),

all Options awarded pursuant to this subparagraph that are then unvested shall vest on the earlier of the scheduled vesting date or March 31, 2008 (on which date all such Options then outstanding shall become fully vested), and all restrictions with respect to any PARS awarded pursuant to this subparagraph shall lapse on March 31, 2008 in accordance with the schedule attached as Exhibit A (the “Vesting Schedule”).

(ii) Stock Options and PARS Awarded Prior to the Date Hereof. The Company and the Executive agree that notwithstanding the terms of the Nonqualified Stock Option and Restricted Stock agreements pertaining to Options and PARS awarded to the Executive prior to the date hereof, and provided the Executive’s employment is not terminated on or before March 31, 2008:

(a)	by the Company pursuant to paragraphs 6(C) or 6(D) below; or
(b)	by the Executive without Good Reason (as such term in defined in paragraph 6(H) below),

the Executive shall vest in any such Options that are then unvested on the earlier of the scheduled vesting date or March 31, 2008 (on which date all such Options then outstanding shall become fully vested), and all restrictions with respect to any such outstanding PARS shall lapse on March 31, 2008 (or, if earlier, the scheduled lapse date) in accordance with the Vesting Schedule.

(iii) Termination Prior to Fiscal 2007 Equity Grants. In the event that, prior to the Compensation Committee of the Board of Directors of the Company making its fiscal 2007 equity grants to the Company’s executives generally, the Executive’s employment is terminated for any reason other than:

(a)	by the Company pursuant to paragraphs 6(C) or 6(D) below; or
(b)	by the Executive without Good Reason (as such term is defined in paragraph 6(H) below),

such that Executive does not receive the expected fiscal 2007 equity grants in accordance with the foregoing paragraph 3(D)(i), then the Company shall pay to the Executive, in a single lump sum payment as soon as permitted pursuant to paragraph 13(C) below or, if elected by the Executive by written notice to the Company, within thirty (30) days from the grant date for such fiscal 2007 equity grants to the Company’s executives generally (the “fiscal 2007 grant date”), an amount in cash equal to:

(I)

the “fair value” of a grant of 150,000 stock options for the Company’s common stock (determined as of the fiscal 2007 grant date under FASB No. 123(R) in the same manner and using the same methodologies as used by the Company in calculating the “fair value” of its stock option grants made in fiscal 2006), but with such stock options to have a maximum exercise period and term of four (4) years (rather than the customary ten (10) years) from the date of grant; and

(II)	10,000 multiplied by the “fair market value” of a share of the Company’s common stock based on the closing price of such share at 4 pm on the New York Stock Exchange on the fiscal 2007 grant date.

3.            Paragraph 4(A) of the Employment Agreement is amended by adding the following at the end thereof:

Notwithstanding the provisions of the Umbrella SERP, if, prior to March 31, 2008, the Executive’s employment is terminated:

(i)	by the Company for any reason other than pursuant to paragraphs 6(C) or 6(D) below; or
(ii)	by the Executive for “Good Reason” (as such term is defined in paragraph 6(H) below),

the Executive shall be entitled to receive a pension, which shall be the greater of the pension calculated in accordance with terms of the Umbrella SERP using his actual employment termination date or an assumed employment termination date of March 31, 2008 (and, in the event of an assumed March 31, 2008 termination date, for purposes of calculating his pension benefits under the Umbrella SERP, the Executive’s then current Compensation, as such term is defined under the Umbrella SERP, will be deemed to continue through March 31, 2008, such that, for example, the Executive’s Base Salary will be deemed continued through March 31, 2008 and his target bonus for fiscal years 2006 and 2007 (if actual termination occurs in fiscal year 2006) or for fiscal year 2007 (if actual termination occurs in fiscal year 2007) shall be deemed calculated as set forth in paragraph 6(F)(i)(II)(2)(a) or (b) below).

4.            Paragraph 6(B) of the Employment Agreement shall be deleted and the following shall be substituted in its place:

(B)     The employment of the Executive hereunder may be terminated by the Company or the Executive on or after the Executive’s normal retirement date, which for purposes of this agreement shall be deemed to be January 26, 2008.

5.            Paragraph 6(F) of the Employment Agreement shall be deleted and the following shall be substituted in its place:

(F) (i)  In the event that the Executive’s employment hereunder is terminated on or before January 26, 2008:

(a)	by the Company and such termination is not a result of an event or condition referred to in paragraphs 6(C) or (D) above; or
(b)	by the Executive for Good Reason (as such term is defined in paragraph 6(H) below),

the following shall occur:

(I)	the Company shall pay to the Executive on the effective date of such termination:
(1)	salary for services rendered up to and including the date of termination;
(2)	reimbursement for expenses incurred by the Executive pursuant to paragraph 5 hereof up to and including the date on which his employment is terminated; and
(3)	any and all compensation to which the Executive may be entitled as of the date of termination pursuant to the Plan or any other compensation or benefit plan to the extent permitted by such plans,
(II)	the Company shall pay to the Executive, in a single lump sum payment as soon as permitted pursuant to paragraph 13(C) below or, if elected by the

Executive by written notice to the Company, within thirty (30) days from the effective date of such termination, a separation allowance consisting of:

(1)	the Executive’s then current Base Salary Rate, from the date of such termination, through March 31, 2008; and
(2)	a.

if such termination shall occur during the Company’s 2006 fiscal year, a target bonus for the Company’s fiscal years 2006 and 2007, which, for each such year shall be determined by multiplying the Executive’s then current Base Salary Rate by the Executive’s target bonus participation rate by an assumed Company rating of 1.0 by an assumed personal rating of 1.3; and

b.

if such termination shall occur during the Company’s 2007 fiscal year, a target bonus for such year, which shall be computed as described above (provided that if such termination is by the Company under Paragraph 6(B) and is to be effective as of January 26, 2008, which is the last day of the Company’s 2007 fiscal year, then the MIP bonus to which the Executive will be entitled for the 2007 fiscal year will be the bonus, if any, that is payable to him pursuant to the terms of the MIP in effect for the 2007 fiscal year),

(III)	the Executive shall be entitled to receive the benefits provided under paragraph 6(G) below for the period through but not following

March 31, 2008, and

(IV)

If the Executive’s employment hereunder shall have been terminated by the Company pursuant to paragraph 6(B), then the Executive agrees to serve as non-executive Chairman and a director (but not as an employee unless elected in writing by the Company at the time of such termination) for the period following January 26, 2008 and through but not after March 31, 2008. In such event and only to the extent consistent therewith, the Executive shall be entitled to receive the benefits referred to in paragraphs

4(A) though (F) above subject to the terms and conditions of the applicable programs through but not after March 31, 2008.

(ii)      In the event that the Executive’s employment is terminated by the Company after January 26, 2008 and through March 31, 2008 and such termination is not a result of an event or condition referred to in paragraphs 6(C) or (D) above, the following shall occur:

(a)	the Company shall pay to the Executive on the effective date of such termination;
(I)	salary for services rendered up to and including the date of termination;
(II)	reimbursement for expenses incurred by the Executive pursuant to paragraph 5 hereof up to and including the date on which his employment is terminated; and
(III)	any and all compensation to which the Executive may be entitled as of the date of termination pursuant to the Plan or any other compensation or benefit plan to the extent permitted by such plans,
(b)	the Executive shall be entitled to receive the benefits provided under paragraph 6(G) below for the period through but not following March 31, 2008;

(c)

the Company shall pay to the Executive, in a single lump sum payment as soon as permitted pursuant to paragraph 13(C) below or, if elected by the Executive by written notice to the Company, within thirty (30) days from the effective date of such termination, a separation allowance consisting of the Executive’s then current Base Salary Rate from the date of such termination through March 31, 2008;

(d)

if the Executive’s employment hereunder shall have been terminated by the Company pursuant to paragraph 6(B), then the Executive agrees to serve as non-executive Chairman and a director (but not as an employee unless elected in writing by the Company at the time of such termination) for the period following such termination and through but not after March 31, 2008. In such event and only to the extent consistent therewith, the Executive shall be entitled to receive the benefits referred to in paragraphs

4(A) through (F) above subject to the terms and conditions of the applicable programs through but not after March 31, 2008; and

(e)

the Company agrees that the bonus (if any) the Executive shall have earned for the Company’s fiscal year 2007 pursuant to the MIP shall be paid to the Executive on the later of: (i) the time it pays such bonuses to the Company’s then actively employed executives; or (ii) as soon as permitted pursuant to paragraph 13(C) below (unless the Executive otherwise elects upon written notice to the Company).

6.            Paragraph 6(G) of the Employment Agreement is amended to delete subparagraph (i) and substitute the following: “(i) March 31, 2008”.

7.	Paragraph 6(H) of the Employment Agreement is amended as follows:
(a)	by deleting the first clause of the first sentence of paragraph 6(H) up to and preceding subparagraph (ii) and substituting in its place:

“In the event there is a Change in Control (as hereinafter defined) before January 26, 2008 and the Executive’s employment hereunder is terminated after the occurrence of such Change in Control but before January 26, 2008 either (i) by the Company, and such termination is not the result of an event or condition referred to in paragraphs 6(C) or (D), or”.

(b)	by adding immediately following number (III) of subparagraph (a)(III) the following clause:

“if elected by the Executive by written notice to the Company, or if not so elected by the Executive, as soon as otherwise permitted pursuant to paragraph 13(C) below,”

(c)	by deleting subparagraphs (b)(III) and (c) in their entirety; and

(d)	by adding immediately following the phrase “paragraph 6(G) hereof” of subparagraph (d) the following clause:

“, provided that the Executive’s participation shall continue for a period of two (2) years following the effective date of the Executive’s termination of employment hereunder;”

(e)	by deleting subparagraph (e)(i) and substituting in its place the following:

“(i) March 31, 2008 or”.

8.	Paragraph 6(I) of the Employment Agreement is amended as follows:
(a)	by deleting the first clause of the first sentence of 6(I) and substituting in its place:

“The Company shall cause the following to occur on the date of the Change in Control if elected by the Executive by written notice to the Company, or if not so elected by the Executive, as soon as otherwise permitted under Section 409A of the Code so as to avoid the imposition of immediate inclusion in the Executive’s income under Section 409A of the Code:”

; and

(b)	by deleting subparagraphs (b)(II) and (III) in their entirety.

9.            Paragraph 13(C) of the Employment Agreement is amended to add the following sentence to the end thereof:

Upon expiration of such six-month period (or, if earlier, his death), any payments withheld hereunder from the Participant shall be distributed to Participant and his beneficiary, with a payment of interest thereon credited at a rate of prime plus 1% (with such rate to be determined as of the actual payment date); provided, however, that any payment of interest shall be made only if and to the extent such payment is consistent with Section 409A of the Code and any guidance issued thereunder.

10.            Paragraph 14 of the Employment Agreement shall be deleted, and the following shall be substituted in its place:

14. Term. This Agreement shall commence on the Effective Date, and shall continue in effect up to and including March 31, 2008 (the “Term”).

11.            Paragraph 17(A) of the Employment Agreement is amended to reflect that notices to the Company shall be directed to the attention of the General Counsel.

12.            Except as expressly modified by this Amendment, all terms and provisions of the Employment Agreement and all the respective rights and obligations of the parties to the Employment Agreement shall continue unchanged and in full force and effect.

13.            This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which taken together will constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

THE TALBOTS, INC.

/s/ Arnold B. Zetcher	By:	/s/ Stuart M. Stolper
Arnold B. Zetcher	Name:	Stuart M. Stolper
Date of Signature: September 28, 2006	Title:	Senior Vice President,
Human Resources and
Assistant Secretary

Date of Signature: September 28, 2006

Exhibit A

(Vesting Schedule)

	Non-qualified Stock Options

Grant Date	Grant Type	Date Due to Vest	NQ Stock Options	Options Price Per Share	Vesting Date Under Amended Agreement 3/31/2008
	Non-qualified Stock Options
3/11/2004	150,000
		3/11/2005	50,000	$33.92	Vested on 3/11/2005
		3/11/2006	50,000	$33.92	Vested on 3/11/2006
		3/11/2007	50,000	$33.92	To Vest on 3/11/2007

3/11/2005	150,000
		3/11/2006	50,000	$31.62	Vested on 3/11/2006
		3/11/2007	50,000	$31.62	To Vest on 3/11/2007
		3/11/2008	50,000	$31.62	To Vest on 3/11/2008

3/3/2006	150,000
		3/3/2007	50,000	$25.56	To Vest on 3/03/2007
		3/3/2008	50,000	$25.56	To Vest on 3/03/2008
		3/3/2009	50,000	$25.56	3/31/2008

*3//2007	150,000*
		3//2008	50,000	* Not Available	To Vest on 3//2008
		3//2009	50,000	* Not Available	3/31/2008
		3//2010	50,000	* Not Available	3/31/2008

* Grants are scheduled to be made in March of 2007 but exact day has not been determined. In addition, neither the number of shares nor any option exercise price has been approved and are included for illustrative purposes.

	Restricted Stock (PARS)

Grant Date	Grant Type	Prior Vesting Date	Price Paid Per Share	Vesting Date Under Amended Agreement	Vesting Percentage as of 3/31/08	Shares Vesting 3/31/2008
	Restricted Stock PARS

3/13/2003	25,000	Vested on 4/13/06	$0.01	Vested on 4/13/2006	100%	25,000***
	25,000	To Vest on 3/13/08	$0.01	To Vest on 3/13/2008	100%	25,000

3/11/2004	50,000	3/11/2009	$0.01	3/31/2008	80.00%	40,000
3/11/2005	50,000	3/11/2010	$0.01	3/31/2008	60.00%	30,000
3/3/2006	50,000	3/3/2011	$0.01	3/31/2008	40.00%	20,000
**3//2007	50,000**	3//2012	$0.01	3/31/2008	20.00%	10,000

** Grants are scheduled to be made in March of 2007 but exact day has not been determined. In addition, the number of shares has not been approved and is included for illustrative purposes.

*** Shares previously received by the executive.